SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549

                     --------------------------------------

                                    FORM 8-K
                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (date of earliest event reported):  February 20, 1998

                             LAKELAND BANCORP, INC.
             (Exact name of registrant as specified in its charter)

 New Jersey                         33-27312                     22-2953275
 (State or other                  (Commission                    (IRS Employer
  jurisdiction of                  File Number)                  identification
  incorporation)                                                 Number)


250 Oak Ridge Road, Oak Ridge, New Jersey                          07438
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number,
including area code:  (973) 697-2000

Item 2.  Acquisition or Disposition of Assets.

     On February 20, 1998, Lakeland Bancorp, Inc. (the "Company" or "Lakeland") completed the acquisition of Metropolitan State Bank("MSB"). The acquisition was effectuated by the merger (the "Merger") of a newly formed bank subsidiary of Lakeland with and into MSB.

     Pursuant to the Amended and Restated Agreement and Plan of Reorganization, dated January 14, 1998 between Lakeland and MSB (the "Merger Agreement"), MSB's shareholders will be entitled to receive 0.941 shares of Lakeland's Common Stock in exchange for each share of MSB Common Stock which they own on the effective date of the Merger. Cash will be paid in lieu of fractional shares.


     Lakeland is a bank holding company whose principal operating subsidiary prior to the Merger described above was Lakeland Bank. Following the Merger, Lakeland's principal operating subsidiaries will be Lakeland Bank and MSB. The corporate headquarters of Lakeland and Lakeland Bank are located in Oak Ridge, New Jersey. MSB is a New Jersey-chartered commercial bank incorporated in 1987. The main office of MSB is located in Montville, New Jersey.

Item 7.  Financial Statements and Exhibits.

     The following financial statements and pro forma data are filed with this Current Report on Form 8-K:

     1. Historical Consolidated Financial Statements of MSB:

        A. Report of Independent Public Accountants

        B. Consolidated Statements of Condition at September 30, 1997(unaudited) and December 31, 1996 and 1995

        C. Consolidated Statements of Income for the Nine Months Ended September 30, 1997 and 1996(unaudited) and the years ended December 31, 1996, 1995 and 1994

        D. Consolidated Statements of Changes in Shareholders' Equity for the Nine Months Ended September 30, 1997 (unaudited) and the years ended December 31, 1996, 1995 and 1994

        E. Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 1997 and 1996 (unaudited) and the years ended December 31, 1996, 1995 and 1994

        F.  Notes to Consolidated Financial Statements

     2. Pro Forma Financial Data:

        A. Lakeland Bancorp, Inc. Pro Forma Combined Financial Information.

        B. Lakeland Bancorp, Inc. Pro Forma Combined Condensed Balance Sheet as of September 30, 1997 (unaudited).

        C. Lakeland Bancorp, Inc. Pro Forma Combined Condensed Statement of Income for the Nine Months Ended September 30, 1997 (unaudited).

        D. Lakeland Bancorp, Inc. Pro Forma Combined Condensed Statement of Income for the Nine Months Ended September 30, 1996 (unaudited).

        E. Lakeland Bancorp, Inc. Pro Forma Combined Condensed Statement of Income for the Year Ended December 31, 1996 (unaudited).

        F. Lakeland Bancorp, Inc. Pro Forma Combined Condensed Statement of Income for the Year Ended December 31, 1995 (unaudited).

        G. Lakeland Bancorp, Inc. Pro Forma Combined Condensed Statement of Income for the Year Ended December 31, 1994 (unaudited).


     3. Exhibits:


     Exhibit 2.1 -Amended and Restated Agreement and Plan of Reorganization, dated January 14, 1998, between Lakeland and MSB is incorporated by reference to Appendix A to the Proxy Statement-Prospectus, dated January 15, 1998, contained in Lakeland's Registration Statement on Form S-4 (No. 333-42851).

            Exhibit 23.1 -Consent of Arthur Andersen LLP.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      LAKELAND BANCORP, INC.


                                      By:/s/ ARTHUR L. ZANDE
                                         -----------------------
                                         Arthur L. Zande,
                                         Executive Vice President

Dated:  February 26, 1998

Report of Independent Public Accountants


To the Shareholders and
  Board of Directors of
  Metropolitan State Bank:

We have audited the accompanying consolidated statements of condition of Metropolitan State Bank (a New Jersey State Chartered Bank) and subsidiary as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Metropolitan State Bank and subsidiary as of December 31, 1996 and 1995 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                                            Arthur Andersen LLP

Roseland, New Jersey
January 23, 1997


                     METROPOLITAN STATE BANK AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CONDITION

                                                                                 September 30,               December 31,
ASSETS                                                                                1997               1996             1995
                                                                                      ----               ----             ----
                                                                                   (Unaudited)

CASH AND DUE FROM BANKS - noninterest bearing............................         $  6,105,000        $  3,355,000      $  4,258,000
FEDERAL FUNDS SOLD.......................................................            8,275,000           6,950,000         9,850,000
                                                                                     ---------           ---------         ---------
     Total cash and cash equivalents.....................................           14,380,000          10,305,000        14,108,000
                                                                                    ----------          ----------        ----------

SECURITIES:
  Available for sale (Notes 2 and 3) (at fair value)                                23,930,000          14,493,000         6,900,000
  Held to maturity (Notes 2 and 3) (market value of $5,955,000, $9,569,000
     and $10,655,000 in 1997, 1996 and 1995, respectively)...............            5,969,000           9,630,000        10,635,000
                                                                                     ---------         -----------        ----------

     Total securities....................................................           29,899,000          24,123,000        17,535,000
                                                                                    ----------          ----------        ----------

LOANS (Notes 2, 4 and 5).................................................           46,921,000          42,596,000        41,342,000
  Less
    Allowance for possible loan losses...................................              661,000             585,000           560,000
                                                                                       -------        ------------      ------------
     Net loans...........................................................           46,260,000          42,011,000        40,782,000
                                                                                    ----------          ----------        ----------
PREMISES AND EQUIPMENT, net (Notes 2 and 6)..............................            2,515,000           2,524,000         2,513,000
ACCRUED INTEREST RECEIVABLE..............................................              587,000             551,000           429,000
OTHER REAL ESTATE, net (Note 2)..........................................              214,000             177,000           696,000
OTHER ASSETS.............................................................              573,000             481,000           355,000
                                                                                       -------             -------           -------
     Total assets........................................................         $ 94,428,000        $ 80,172,000      $ 76,418,000
                                                                                    ==========          ==========        ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES
  Deposits
    Demand
        Noninterest bearing..............................................           18,246,000         $17,392,000       $13,954,000
        Interest bearing.................................................           24,008,000          19,632,000        18,799,000
    Savings..............................................................           10,193,000           9,249,000         7,632,000
  Time (includes deposits $100,000 and over of $14,147,000 at September
    30, 1997 and $9,982,000 and $8,808,000 at December 31, 1996 and
    1995 respectively)...................................................           29,467,000          23,353,000        23,669,000
                                                                                    ----------          ----------        ----------

     Total deposits......................................................           81,914,000          69,626,000        64,054,000

Short-term borrowings....................................................            4,412,000           3,336,000         5,390,000
Accrued interest payable.................................................              323,000             273,000           307,000
Accrued expenses and other liabilities...................................              424,000             176,000           106,000
                                                                                       -------        ------------      ------------

     Total liabilities...................................................           87,073,000          73,411,000        69,857,000
                                                                                    ----------          ----------        ----------

COMMITMENTS AND CONTINGENCIES (Note 10) SHAREHOLDERS' EQUITY (Notes 11 and 12):
  Common stock $5.00 par value, 1,500,000 shares authorized; 679,047
     shares issued and outstanding in 1997 and 617,315 in 1996 and 1995              3,395,000           3,087,000         3,087,000
  Additional paid-in capital.............................................            3,329,000           2,897,000         2,897,000
  Retained earnings......................................................              608,000             806,000           517,000
  Unrealized holding gain (loss) on securities available for sale,
    net of income taxes..................................................               23,000             (29,000)           60,000
                                                                                        ------        -------------     ------------

     Total shareholders' equity..........................................            7,355,000           6,761,000         6,561,000
                                                                                     ---------           ---------         ---------
     Total liabilities and shareholders' equity..........................         $ 94,428,000        $ 80,172,000      $ 76,418,000
                                                                                    ==========          ==========        ==========



 The accompanying notes to consolidated financial statements are an integral part of these statements.



                     METROPOLITAN STATE BANK AND SUBSIDIARY
                        CONSOLIDATED STATEMENTS OF INCOME

                                                              For the Nine Months ended
                                                                          September              For the Years Ended December 31,
                                                                       30,
                                                                 1997          1996            1996            1995            1994
                                                                 ----          ----            ----            ----            ----
                                                                     (Unaudited)


INTEREST INCOME: (Note 2)
     Interest on loans..................................    $3,066,000    $2,677,000    $3,633,000        $3,767,000      $3,503,000
     Interest on securities and interest
       bearing deposits with banks......................     1,198,000       987,000     1,351,000         1,189,000         874,000
     Interest on Federal funds sold.....................       195,000       179,000       253,000           152,000         136,000
                                                            ----------    ----------     ---------        ----------      ----------

         Total interest income..........................     4,459,000     3,843,000     5,237,000         5,108,000       4,513,000
                                                             ---------     ---------     ---------         ---------       ---------

INTEREST EXPENSE:
     Interest on deposits...............................     1,652,000     1,432,000     1,918,000         1,903,000       1,578,000
     Interest on short-term borrowings..................       104,000       128,000       174,000           227,000         111,000
                                                            ----------    ----------    ----------        ----------       ---------

         Total interest expense.........................     1,756,000     1,560,000     2,092,000         2,130,000       1,689,000
                                                             ---------     ---------     ---------         ---------       ---------

         Net interest income............................     2,703,000     2,283,000     3,145,000         2,978,000       2,824,000

PROVISION FOR POSSIBLE LOAN LOSSES:
     (Notes 2 and 5)....................................       134,000       154,000       374,000           228,000         345,000
                                                            ----------    ----------    ----------       -----------     -----------
         Net interest income after provision
           for possible loan losses.....................     2,569,000     2,129,000     2,771,000         2,750,000       2,479,000
                                                             ---------     ---------    ----------        ----------      ----------

OTHER INCOME:
     Service charges on deposit accounts................       279,000       233,000       331,000           281,000         243,000
     Gain on sale of securities.........................        38,000        15,000        23,000           115,000           9,000
     Other income.......................................        87,000        81,000       103,000             56,000         61,000
                                                             ---------     ---------     ---------       ------------    -----------

         Total other income.............................       404,000       329,000       457,000           452,000         313,000

OTHER EXPENSES:
     Salaries and employee benefits.....................     1,262,000     1,101,000     1,475,000         1,278,000       1,039,000
     Net occupancy expense..............................       142,000       150,000       201,000           186,000         199,000
     Other operating expenses (Note 13).................       866,000       898,000     1,232,000         1,232,000       1,070,000
                                                            ----------   -----------     ---------         ---------       ---------

         Total other expense............................     2,270,000     2,149,000     2,908,000         2,696,000       2,308,000
                                                             ---------     ---------     ---------         ---------       ---------

         Income before provision for
           income taxes.................................       703,000       309,000       320,000           506,000         484,000

PROVISION FOR INCOME TAXES: (Note 8)....................       161,000        51,000         31,000           65,000          57,000
                                                             ---------    ----------    -----------      -----------     -----------

         Net income.....................................    $  542,000    $  258,000    $   289,000      $   441,000      $  427,000
                                                             =========     =========     ==========       ==========       =========

NET INCOME PER SHARE: (Note 2)..........................    $      .80    $      .38    $       .43      $       .65      $      .69
                                                             =========     =========     ==========       ==========       =========

WEIGHTED AVERAGE SHARES OUTSTANDING: (Note 2)...........       679,047       679,047       679,047           679,047         622,031
                                                             =========       =======       =======           =======         =======


 The accompanying notes to consolidated financial statements are an integral part of these statements.



                     METROPOLITAN STATE BANK AND SUBSIDIARY
           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
          FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 (UNAUDITED) AND
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                                                            Unrealized
                                                                                             Holding
                                                                                          Gain (Loss) on
                                                          Additional                        Securities           Total
                                            Common         Paid-in          Retained      Available for      Shareholders'
                                             Stock         Capital          Earnings           Sale              Equity

BALANCE
   December 31, 1993..................   $  2,207,000  $ 2,206,000         $  529,000         $     0      $  4,942,000
     Net income - 1994................              0            0            427,000               0           427,000
       10% stock dividend.............        221,000       97,000           (318,000)              0                 0
     Issuance of 75,765 shares
     of common stock..................        378,000      313,000                  0               0           691,000
   Unrealized holding
     gain (loss) on securities
     available for sale, net of
     income taxes.....................              0            0                  0          (6,000)           (6,000)
                                          -------------  ----------      ------------     ------------      ------------

BALANCE
   December 31, 1994..................      2,806,000    2,616,000            638,000          (6,000)        6,054,000
     Net income - 1995................              0            0            441,000               0           441,000
     10% stock dividend...............        281,000      281,000           (562,000)              0                 0
     Change in unrealized
     holding gain (loss)
     on securities
     available for sale, net
     of income taxes..................              0            0                  0          66,000            66,000
                                          ----------- -------------      ------------       ---------      ------------

BALANCE
   December 31, 1995..................      3,087,000    2,897,000            517,000          60,000         6,561,000
     Net income - 1996................              0            0            289,000               0           289,000
     Change in unrealized
     holding gain (loss)
     on securities
     available for sale, net
     of income taxes..................              0            0                  0         (89,000)          (89,000)
                                          -----------  -----------           --------       ----------        ----------

BALANCE
   December 31, 1996..................      3,087,000    2,897,000            806,000         (29,000)        6,761,000
     Net Income for the nine months                 0            0            542,000               0           542,000
ended..
     10% stock dividend...............        308,000      432,000           (740,000)              0                 0
     Change in unrealized holding gain
     (loss) on securities available for
     sale, net of income taxes........              0            0                  0          52,000            52,000
                                            ---------   ----------           ---------       --------        ----------

BALANCE
   September 30, 1997.................    $  3,395,000  $  3,329,000      $   608,000       $  23,000        $7,355,000
                                             =========   ===========       ==========        ========         =========




 The accompanying notes to consolidated financial statements are an integral part of these statements.


                     METROPOLITAN STATE BANK AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                  For the Nine Months Ended
                                                                 September           For the Years ended December 31,
                                                            30,
                                                     1997           1996            1996            1995          1994
                                                     ----           ----            ----            ----          ----
                                                         (Unaudited)
OPERATING ACTIVITIES
   Net income............................        $   542,000    $   258,000    $   289,000      $   441,000   $   427,000
   Adjustments to reconcile net
     income to net cash provided
     by operating activities
       Provision for possible
         loan losses.....................            134,000        154,000        374,000          228,000      345,000
       Depreciation and amortization.....             83,000         64,000        100,000          136,000       90,000
       Deferred taxes....................                  0              0              0          (27,000)     (85,000)
       Amortization (accretion) of
         securities premium (discount), net           (5,000)        79,000         77,000         (121,000)       6,000
       Gain on sale of
            Securities...................            (38,000)       (15,000)       (23,000)        (115,000)      (9,000)
            Loans........................                  0              0              0                0      (30,000)
       (Increase) decrease in accrued
         interest receivable.............            (36,000)      (226,000)      (122,000)          77,000     (141,000)
       (Increase) in other assets........            (92,000)       (65,000)      (126,000)         (78,000)     (15,000)
       Increase (decrease) in accrued
         interest payable................             50,000        (29,000)       (34,000)          80,000       44,000
       Increase (decrease) in accrued
         expense and other liabilities...            248,000        (80,000)        70,000          (12,000)     (34,000)
                                                     -------        --------      --------          --------     --------
     Net cash provided by
       operating activities..............            886,000        140,000        605,000          609,000      598,000
                                                     -------        -------        -------          -------      -------
INVESTING ACTIVITIES
   Available for sale securities
     Purchases...........................        (23,407,000)   (14,057,000)   (18,191,000)     (12,489,000)  (4,154,000)
     Sales...............................          6,625,000      3,152,000      4,982,000        9,569,000    2,091,000
     Maturities..........................          7,435,000        790,000      1,040,000                0            0
   Held to maturity securities
     Purchases...........................           (250,000)    (4,858,000)    (4,858,000)        (990,000)  (7,775,000)
     Maturities..........................          3,911,000      8,330,000      9,520,000        4,595,000    2,986,000
     Net change in loans.................         (4,383,000)       309,000       (827,000)       2,766,000   (3,680,000)
     (Increase) decrease in other real
      estate, net........................            (37,000)       233,000        519,000          (23,000)      65,000
     Capital expenditures................            (69,000)       (62,000)      (111,000)      (1,922,000)     (670,000)
                                                     --------       --------   ------------      -----------  ------------
     Net cash provided by (used in) investing
       activities........................        (10,175,000)    (6,163,000)    (7,926,000)       1,506,000   (11,137,000)
                                                 ------------    -----------    -----------      ----------   ------------
FINANCING ACTIVITIES
   Net increase (decrease) in
     demand deposits and savings
     accounts............................          6,174,000      5,611,000      5,888,000        5,300,000   (1,366,000)
   Net increase (decrease) in time deposits        6,114,000      1,294,000       (316,000)       1,765,000    4,909,000
   Net increase (decrease) in short-term
     borrowings..........................          1,076,000     (1,164,000)    (2,054,000)         609,000    3,201,000
   Proceeds from the issuance of common
     stock...............................                                                                        691,000
                                                 -------------- ------------------------------  ------------------------
                                                           0              0              0                0
                                                           -              -              -                -
   Net cash provided by financing
     activities..........................         13,364,000      5,741,000      3,518,000        7,674,000    7,435,000
                                                  ----------      ---------      ---------        ---------    ---------
   Increase (decrease) in cash and
     cash equivalents....................          4,075,000       (282,000)    (3,803,000)       9,789,000   (3,104,000)
CASH AND CASH EQUIVALENTS,
   beginning of year.....................         10,305,000     14,108,000     14,108,000        4,319,000    7,423,000
                                                  ----------     ----------     ----------        ---------    ---------
CASH AND CASH EQUIVALENTS,
   end of year...........................        $14,380,000    $13,826,000    $10,305,000      $14,108,000   $ 4,319,000
                                                  ==========     ==========     ==========       ==========    ==========
SUPPLEMENTAL DISCLOSURES
   Cash paid during the period for
     Interest............................        $ 1,706,000    $ 1,589,000    $ 2,126,000      $ 2,050,000   $ 1,644,000
                                                  ----------     ----------      ---------        ---------     ---------
     Income taxes........................        $    211,000   $      51,000  $      30,600    $    141,000  $    137,000
                                                  -----------    ------------   ------------     -----------   -----------


 The accompanying notes to consolidated financial statements are an integral part of these statements.

                     METROPOLITAN STATE BANK AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1)      ORGANIZATION:

         Metropolitan State Bank (the Bank, including its investment company) is a full service community bank, primarily serving Morris and Essex Counties of New Jersey.

         All significant intercompany accounts and transactions are eliminated in consolidation.

(2)      SIGNIFICANT ACCOUNTING POLICIES:

         Use of Estimates in the
         Preparation of Financial Statements-

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         The consolidated financial statements as of September 30, 1997, and the nine months ended September 30, 1997 and 1996, are unaudited. In the opinion of management, all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of the financial position and results of operations have been included. The results of operations for the nine months ended September 30, 1997 and 1996, are not necessarily indicative of the results that may be attained for an entire fiscal year.


         Securities

         The Bank classifies its securities as: (1) held for investment purposes (held to maturity); (2) available for sale and (3) held for trading purposes. Securities for which the Bank has the ability and intent to hold until maturity are classified as held to maturity. These securities are carried at cost, adjusted for amortization of premiums and accretion of discounts on a straight-line basis which is not materially different from the effective interest method.

         Securities which are held for indefinite periods of time which management intends to use as part of its asset/liability strategy, or that may be sold in response to changes in interest rates, changes in prepayment risk, increases in capital requirements or other similar factors, are classified as available for sale and are carried at fair value. Differences between a security's amortized cost and fair value is charged/credited directly to shareholders' equity, net of income taxes. The cost of securities sold is determined on a specific identification basis. Gains and losses on sales of securities are recognized in the consolidated statement of income upon sale.

         The Bank had no securities held for trading purposes at September 30, 1997, December 31, 1996 and 1995. See Note 3 for additional discussion of the Bank's securities portfolio.

         Allowance For Possible Loan Losses

         The Bank's management maintains the allowance for possible loan losses at a level considered adequate to provide for potential loan losses. The allowance is increased by provisions charged to expense and reduced by net charge-offs. The level of the allowance is based on management's evaluation of potential losses in the loan portfolio after consideration of appraised collateral values, financial condition of
         the  borrowers,   as  well  as  prevailing  and  anticipated
         economic conditions. Credit reviews of the loan portfolio, designed to identify potential charges to the allowance, are made on a periodic basis during the year by senior management.

         Premises And Equipment

         Premises and equipment are stated at cost less accumulated depreciation
         and   amortization.   Depreciation   is  computed   primarily   on  the
         straight-line method over the estimated useful lives of the assets.

         Other Real Estate (ORE)

         Real estate acquired in satisfaction of a loan is reported separately in the consolidated statements of condition. Properties acquired by foreclosure are ORE and recorded at the lower of recorded investment in the related loan or fair value based on appraised value at the date actually or constructively received. Loan losses arising from the acquisition of such properties are charged against the allowance for possible loan losses. Subsequent adjustments to the carrying values of ORE properties are charged to operating expense. ORE is stated at the lower of cost or fair value, less estimated cost to sell.

         Interest On Loans

         Interest on loans is credited to operations primarily based upon the principal amount outstanding. When management believes there is sufficient doubt as to the ultimate collectibility of interest on any loan, the accrual of applicable interest is discontinued. Net loan origination fees are deferred and amortized over the life of the related loan using the level yield method.

         Income Taxes

         The Bank recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Bank's financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement carrying amounts and the tax basis of assets and liabilities.

         Per Share Amounts

         Net income per share is based on the weighted average number of common shares outstanding during the period. All weighted average actual shares or per share information in the financial statements has been adjusted retroactively for the effect of stock dividends.

         Recent Accounting Pronouncements

         The Financial Accounting Standards Board ("FASB") has issued Statement of Financial Accounting Standards ("SFAS") No. 128, Earnings per Share, which is effective for financial statements issued after December 15, 1997. Early adoption of the new standard is not permitted. The new standard eliminates primary and fully diluted earnings per share and requires presentation of basic and diluted earnings per share together with disclosure of how the per share amounts were computed. The adoption of SFAS No. 128 will not have a material effect on the Bank's financial position or results of operations.

         The FASB has issued SFAS No. 130, Reporting Comprehensive Income, which is effective for year beginning after December 15, 1997. This new standard requires entities presenting a complete set of financial statements to include details of comprehensive income. Comprehensive income consists of net income or loss for the current period and income, expenses, gains, and losses that bypass the income statement and are reported directly in a separate component of equity. The adoption of SFAS No. 130 will not have a material effect on the Bank's financial position or results of operations.

         The FASB issued SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, which is effective for all periods beginning after December 15, 1997. SFAS 131 requires that public business enterprises report certain information about operating segments in complete sets of financial statements of the enterprise and in condensed financial statements of interim periods issued to shareholders. It also requires that public business enterprises report certain information about their products and services, the geographic areas in which they operate, and their major customers. The adoption of SFAS No. 131 will not have a material effect on the Bank's financial position or results of operations.

(3)  SECURITIES

         Information with regard to the Bank's securities portfolio is as follows:



                                          METROPOLITAN STATE BANK AND SUBSIDIARY

                                        NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                        (continued)


                                                                              As of September 30, 1997
                                               -------------------------------------------------------------------------------------
                                                                                     (Unaudited)

                                                                            Gross                 Gross              Estimated
                                                    Amortized             Unrealized            Unrealized             Market
                                                        Cost                 Gains                Losses                Value

Available for Sale
U.S. Treasury securities
  and obligations of U.S.
  Government corporations
  and agencies.........................           $10,783,000               $35,000             $(11,000)           $10,807,000
Mortgage backed securities
  of U.S. Government Agencies..........             5,669,000                17,000              (28,000)             5,658,000
Municipal bonds........................             7,044,000                39,000              (17,000)             7,066,000
Other securities.......................               399,000                     0                    0                399,000
                                                 ------------           -----------          -----------            -----------
                                                  $23,895,000               $91,000             $(56,000)           $23,930,000
                                                   ==========                ======               =======            ==========

Held to Maturity
U.S. Treasury securities
  and obligations of U.S.
  Government corporations
  and agencies.........................            $2,462,000                $3,000             $(30,000)            $2,435,000
Mortgage backed securities of
  U.S. Government Agencies.............             2,434,000                27,000              (30,000)             2,431,000
Municipal bonds........................             1,073,000                18,000               (2,000)             1,089,000
                                                    ---------                ------               -------             ---------
                                                 $  5,969,000             $  48,000           $  (62,000)          $  5,955,000
                                                  ===========              ========            ==========           ===========



                                                                                    December 31, 1996
                                               -------------------------------------------------------------------------------------
                                                                              Gross                   Gross               Estimated
                                                     Amortized              Unrealized             Unrealized              Market
                                                       Cost                   Gains                  Losses                 Value

Available for Sale
U.S. Treasury securities
  and obligations of U.S.
  Government corporations
  and agencies.........................           $ 3,800,000           $          0             $  (11,000)           $  3,789,000
Mortgage backed securities
  of U.S. Government Agencies..........             5,290,000                      0                (26,000)              5,264,000
Municipal bonds........................             5,197,000                 11,000                (17,000)              5,191,000
Other securities.......................               249,000                      0                      0                 249,000
                                                      -------           ------------          -------------           -------------

                                                  $14,536,000              $  11,000             $  (54,000)           $ 14,493,000
                                                   ==========               ========              ==========            ===========

Held to Maturity
U.S. Treasury securities
  and obligations of U.S.
  Government corporations
  and agencies.........................            $5,581,000               $  3,000             $  (45,000)           $  5,539,000
Mortgage backed securities of
  U.S. Government Agencies.............             2,770,000                  1,000                (25,000)              2,746,000
Municipal bonds........................             1,079,000                  5,000                                      1,084,000
Other securities.......................               200,000                      0                      0                 200,000
                                                  -----------               --------          -------------              ----------

                                                 $  9,630,000               $  9,000             $  (70,000)             $9,569,000
                                                  ===========                =======              ==========              =========





                                                                                    December 31, 1995
                                               -------------------------------------------------------------------------------------
                                                                              Gross                   Gross                Estimated
                                                     Amortized              Unrealized             Unrealized               Market
                                                       Cost                   Gains                  Losses                  Value

Available for Sale
U.S. Treasury securities
  and obligations of U.S.
  Government corporations
  and agencies...........................          $   613,000              $   6,000          $        0                 $  619,000
Mortgage backed securities
  of U.S. Government Agencies............            1,254,000                 25,000                   0                  1,279,000
Municipal bonds..........................            4,707,000                 46,000                   0                  4,753,000
Other securities.........................              249,000                      0                   0                    249,000
                                                    ----------             ----------           ---------                 ----------

                                                    $6,823,000                $77,000          $        0                 $6,900,000
                                                     =========                 ======           ---------                  =========

Held to Maturity
U.S. Treasury securities
  and obligations of U.S.
  Government corporations
  and agencies...........................          $ 5,709,000              $  13,000          $        0                $ 5,722,000
Mortgage backed securities of
  U.S. Government Agencies...............            4,438,000                 66,000             (63,000)                 4,441,000
Municipal bonds..........................              238,000                      0                   0                    238,000
Other securities.........................              250,000                  4,000                   0                    254,000
                                                  ------------                -------         -----------               ------------

                                                   $10,635,000              $  83,000          $  (63,000)               $10,655,000
                                                    ==========              =========          ===========                ==========


In March 1995, based on a recommendation by the Bank's regulators, the Bank transferred $13,698,000 of securities from held to maturity to available for sale. A portion of those securities were subsequently sold. Under the provisions of Statement of Financial Accounting Standards No. 115, all of the remaining securities in the held to maturity portfolio were required to be classified as available for sale. In December 1995, as then permitted by certain accounting standards, the Bank transferred available for sale securities with a fair value of $9,248,000 to held to maturity. The amount transferred approximated the carrying value of the securities.

The amortized cost and estimated market value of securities at September 30, 1997 and December 31, 1996 by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or repayment penalties.



                                                                              September 30, 1997
                                                           ----------------------------------------------------------
                                                                    Amortized                     Estimated
                                                                       Cost                     Market Value
                                                                                  (Unaudited)
Available for Sale
Due in one year or less                                               $  2,224,000                $  2,224,000
Due after one year through five years                                    7,968,000                   7,985,000
Due after five years through ten years                                   4,161,000                   4,164,000
Due after ten years                                                      3,873,000                   3,899,000
                                                                         ---------                   ---------
                                                                      $ 18,226,000                  18,272,000
Mortgage backed securities of U.S.
  Government Agencies                                                    5,669,000                   5,658,000
                                                                      ------------                ------------
                                                                      $ 23,895,000                $ 23,930,000
                                                                      ============                ============
Held to Maturity
Due after one year through five years                                $   1,022,000                $  1,026,000
Due after five years through ten years                                   2,413,000                   2,394,000
Due after ten years                                                        100,000                     104,000
                                                                        ----------                  ----------
                                                                         3,535,000                   3,524,000

Mortgaged backed securities of U.S.
  Government Agencies                                                    2,434,000                   2,431,000
                                                                         ---------                   ---------
                                                                     $   5,969,000                $  5,955,000
                                                                        ==========                 ===========


                                                                                 December 31, 1996
                                                           --------------------------------------------------------------
                                                                  Amortized                       Estimated
                                                                     Cost                       Market Value

Available for Sale
Due in one year or less                                               $  2,101,000                $  2,100,000
Due after one year through five years                                    5,565,000                   5,544,000
Due after five years through ten years                                   1,580,000                   1,585,000
                                                                         ---------                   ---------
                                                                         9,246,000                   9,229,000

Mortgage backed securities of U.S.
    Government Agencies                                                  5,290,000                   5,264,000
                                                                       -----------                 -----------
                                                                       $14,536,000                 $14,493,000
                                                                        ==========                  ==========
Held to Maturity
Due in one year or less                                                $ 3,444,000                 $ 3,444,000
Due after one year through five years                                    1,267,000                   1,263,000
Due after five years through ten years                                   2,149,000                   2,116,000
                                                                         ---------                   ---------
                                                                         6,860,000                   6,823,000
Mortgaged backed securities of U.S.
  Government Agencies                                                    2,770,000                   2,746,000
                                                                         ---------                   ---------

                                                                       $ 9,630,000                 $ 9,569,000
                                                                         =========                   =========

As of December 31, 1996 and 1995, securities having a book value of $5,993,000 and $4,734,000, respectively, were pledged to secure public deposits, repurchase agreements and for other purposes as required by law.

(4)  LOANS:

         The Bank's loans are primarily to businesses and individuals in Morris and Essex Counties of New Jersey. Loans outstanding by classification are as follows:

                                                            September 30,                             December 31,
                                                     ----------------------------    ----------------------------------------------
                                                                 1997                         1996                    1995
                                                      ---------------------------    ----------------------- -----------------------
                                                            (Unaudited)
Loans secured by real estate-
  Construction and land development                        $   1,345,000                 $    287,000              $    562,000
  Secured by residential properties                           23,908,000                   22,380,000                22,248,000
  Secured by nonresidential properties                        11,457,000                    8,600,000                 7,170,000
Commercial and industrial loans                                6,497,000                    7,597,000                 6,152,000
Loans to individuals                                           3,714,000                    3,632,000                 5,057,000
All other loans                                                        0                      100,000                   153,000
                                                           -------------                 ------------               -----------
                                                           $  46,921,000                 $ 42,596,000              $ 41,342,000
                                                           =============                 ============               ===========

         Activity related to loans to directors, executive officers and their affiliated interests for the year ended December 31, 1996, all of which are current as to principal and interest payments, is as follows-

Balance, beginning of year                                         $ 1,553,000
Loans granted                                                        1,187,000
Repayments of loans                                                 (1,094,000)
                                                                    -----------

Balance, end of year                                               $ 1,646,000
                                                                     =========

(5) ALLOWANCE FOR POSSIBLE LOAN LOSSES:

         The allowance for possible loan losses is based on estimates, and ultimate losses may vary from the current estimates. These estimates are reviewed periodically and, as adjustments become necessary, they are reflected in operations in the periods in which they become known.

         An analysis of the allowance for possible loan losses is as follows:


                                                Nine Months Ended
                                                  September 30,                             Years Ended December 31,
                                        ----------------------------------    -----------------------------------------------------
                                              1997             1996                 1996             1995              1994
                                              ----             ----                 ----             ----              ----
                                                   (Unaudited)
     Balance, beginning of year              $ 585,000      $   560,000        $   560,000       $  547,000        $   455,000
     Provision charged to expense              134,000          154,000            374,000          228,000            345,000
     Charge-offs                               (87,000)         (88,000)          (373,000)        (263,000)          (270,000)
     Recoveries                                 29,000            9,000             24,000           48,000             17,000
                                              --------         --------          ----------        ---------          ---------

     Balance, end of year                    $ 661,000      $   635,000        $   585,000      $   560,000        $   547,000
                                              ========         ========            =======          =======            =======


     Certain additional  information with regard to the Bank's loan portfolio is as follows-

                                                     September 30,                                          December 31,
                                                     -------------                                          ------------
                                                1997               1996               1996           1995              1994
                                                ----               ----               ----           ----              ----
                                                      (unaudited)
      Non-accrual loans                    $   568,000      $ 1,003,000        $   537,000      $   821,000       $  1,157,000
      Additional loans past due
         90 days or more                   $   854,000      $   634,000        $   744,000      $   620,000       $    485,000


Interest income that would have been recorded in the financial statements had the non-accrual loans been performing in accordance with their terms would have been $43,000 and 42,000 at September 30, 1997 and 1996, respectively, and $34,000, $67,000 and $72,000 in 1996, 1995 and 1994, respectively.

In accordance with Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan," the Bank utilized the following information when measuring the allowance for possible loan losses. A loan is considered impaired when it is probable that the Bank will be unable to collect all amounts due according to the contractual terms of the loan agreement. These loans consist primarily of nonaccrual loans but may include performing loans to the extent that situations arise which would reduce the probability of collection in accordance with the contractual terms. The Bank's recorded investment in impaired loans and the related valuation allowance were $564,000 and $170,000, respectively, as of September 30, 1997, $1,291,000 and
$160,000,  respectively,  as of December 31, 1996 and  $1,481,000  and $235,000,
respectively, as of December 31, 1995. This valuation allowance is included in the allowance for possible loan losses in the accompanying consolidated statement of condition.

The average recorded investment in impaired loans for the nine month period ended September 30, 1997 was $928,000 and for the period ended December 31, 1996 and 1995 was approximately $1,567,000 and $1,785,000, respectively.

Interest payments received on impaired loans are recorded as interest income unless collection of the remaining recorded investment is doubtful, at which time payments received are recorded as reductions of principal. The Bank recognized interest income on impaired loans of $0 and $11,000 for the nine months ended September 30, 1997 and 1996, respectively, and $82,000 and $66,000 for the years ended December 31, 1996 and 1995, respectively.

(6)  PREMISES AND EQUIPMENT:

Premises and equipment consists of the following-

                                                            September 30,                    December 31,
                                                            -------------                    ------------
                                                                 1997                  1996                1995
                                                                 ----                  ----                ----
                                   (unaudited)
Land                                                           $   971,000          $    971,000       $    971,000
Premises and improvements.........................               1,209,000             1,203,000          1,195,000
Furniture and equipment...........................                 844,000               775,000            672,000
                                                                ----------            ----------         ----------

                                                                 3,024,000             2,949,000          2,838,000

Less-Accumulated depreciation
   and amortization...............................                 509,000               425,000            325,000
                                                               -----------          ------------        -----------
                                                              $  2,515,000          $  2,524,000       $  2,513,000


                                                               ===========           ===========        ===========

 (7)  SHORT-TERM BORROWINGS:

Short-term borrowings during the year consisted of securities sold under agreements to repurchase. Securities underlying the agreements were under the Bank's control.

                                                   September 30,                          December 31,
                                                       1997                     1996                      1995
                                                    (unaudited)

  Balance outstanding                                4,412,000                3,336,000                 5,390,000
  Weighted average interest
    rate at end of period                                 4.98%                   4.84%                     4.48%
                                                 --------------         --------------            --------------








                                                            Nine Months
                                                        Ended September 30,                    Year Ended December 31
                                                        -------------------                    ----------------------
                                                                1997                      1996                       1995
                                                                ----                      ----                       ----
                                                            (Unaudited)

  Average daily balance outstanding                        $ 2,887,000                  $  3,750,000              $ 5,054,000
  Weighted average interest rate                                  4.80%                         4.63%                    4.49%
                                                             ---------                    ----------                ---------
   Highest month-end outstanding balance                   $ 5,038,200                  $  4,888,000              $ 7,363,000
                                                             =========                    ==========                =========


         Federal Home Loan Bank Advances


         As of September 30, 1997, the Company has a line of credit for $8.2 million with the Federal Home Loan Bank (FHLB) which is collateralized by FHLB stock in proportion to the balance outstanding. Borrowings under this arrangement have an interest rate that fluctuates based on market conditions and customer demand. As of September 30, 1997, December 31, 1996 and 1995, there were no outstanding borrowings.

(8)  INCOME TAXES:

  The components of the provision for income taxes are as follows-


                                      Nine Months Ended September 30,                               Year Ended December 31,

                                             1997                1996                1996               1995              1994
                                             ----                ----                ----               ----              ----
                                                   (Unaudited)
Federal income taxes-
  Current                                  $ 162,000          $  42,000           $  17,200           $  72,000         $ 119,000
  Deferred                                   (30,000)                 0                   0             (27,000)          (85,000)
State income taxes                            29,000              9,000              13,800              20,000            23,000
                                              ------              -----              ------              ------            ------

                                           $ 161,000          $  51,000           $  31,000           $  65,000         $  57,000
                                            ========           ========              ======              ======            ======


A reconciliation of the provision for Federal income taxes, as reported, with the Federal income tax at the statutory rate of 34 percent is as follows:

                                                  Nine Months Ended September 30,                 Year Ended December 31,
                                                      1997              1996            1996              1995             1994
                                                      ----              ----            ----              ----             ----
                                                             (Unaudited)
Tax at statutory rate........................     $ 240,000         $ 106,000      $  109,000         $  172,000      $ 145,000
Increase (decrease) in taxes resulting from
  Tax-exempt income..........................       (70,000)          (59,000)        (76,500)          (119,000)      (113,000)
  State income taxes, net of Federal
    income tax benefit.......................       (10,000)           (3,000)         (4,700)            (7,000)        (8,000)
Other, net...................................       (28,000)           (2,000)        (10,600)            (1,000)        10,000
                                                    --------           -------        --------            -------        ------

Provision for Federal income taxes...........     $ 132,000         $  42,000      $   17,200         $   45,000     $   34,000
                                                    =======            ======          ======             ======         ======


Deferred  income  taxes are provided for the  temporary  difference  between the
financial   reporting  basis  and  the  tax  basis  of  the  Bank's  assets  and liabilities. Cumulative temporary differences are as follows:


                                                                      September 30,                    December 31,
                                                                      -------------                    ------------
                                                                           1997                  1996                 1995
                                                                           ----                  ----                 ----
                                                                       (Unaudited)
Deferred tax assets (liabilities):
  Allowance for possible losses on other real estate..........        $  37,300            $   37,300             $   58,000
  Allowance for possible loan losses..........................          110,000                77,400                 50,000
  Depreciation and amortization...............................           31,000                37,900                 62,000
  Other.......................................................            6,700                 2,400                (15,000)
                                                                          -----                 -----                --------

      Net deferred tax asset..................................        $ 185,000            $  155,000             $  155,000
                                                                        =======               =======                =======


In order to fully realize the deferred tax asset, the Bank will need to generate future taxable income during periods in which existing deductible temporary differences reverse. Based upon the Bank's historical and current pretax earnings, management believes it is more likely than not that the Bank will generate future net taxable income in sufficient amounts to realize its net deferred tax asset at September 30, 1997 and December 31, 1996; however, there can be no assurance that the Bank will generate any earnings or any specific level of continuing earnings. The Bank did not record any valuation allowance against its net deferred tax asset at September 30, 1997, December 31, 1996 or December 31, 1995.


(9)  BENEFIT PLANS:

In January 1996, the Bank entered into an agreement with its Chief Executive Officer, which provides for an annual retirement benefit of $35,000 for a 15-year period. Although there are certain provisions for early retirement, it is expected that the officer will remain in the employment of the Bank until his retirement date in 2000 at age 65. The present value of this obligation is being charged to operations over the officer's remaining period of service. During the first nine months of 1997 and in 1996, the Bank charged $0 and $40,000, respectively, to operations related to this obligation.

The Bank has a noncontributory 401(k) savings plan covering substantially all employees. As of January 1, 1997, the Bank matches 50% of employee contributions for all participants, not to exceed 5% of their total salary. The Bank does not currently provide any pos-tretirement benefits to its employees. Contributions made by the Bank for the nine months ended September 30, 1997 were $20,000.

(10)  COMMITMENTS AND CONTINGENCIES:

The Bank leases a branch at an annual rental of $36,000 under a lease agreement expiring in 2002. The lease is subject to periodic adjustments to a current market value rental.

As of December 31, 1996, future minimum rental payments are as follows-

     1997..............................................................$ 40,000
     1998................................................................42,000
     1999................................................................44,096
     2000................................................................46,298
     2001................................................................48,608
     Thereafter.......................................................... 8,166
           Total minimum future rental payments........................$229,168

The above amount represents minimum rentals not adjusted for possible future increases due to escalation provisions and assumes that all option periods will be exercised by the Bank.

The consolidated statements of condition do not reflect various commitments relating to financial instruments which are used in the normal course of business. Management does not anticipate that the settlement of those financial instruments will have a material adverse effect on the Bank's financial position. These instruments include commitments to extend credit and letters of credit. These financial instruments carry various degrees of credit risk, which is defined as the possibility that a loss may occur from the failure of another party to perform according to the terms of the contract.

Commitments to extend credit are legally binding loan commitments with set expiration dates. They are intended to be disbursed, subject to certain conditions, upon request of the borrower. The Bank was committed to advance $10,581,000 and $6,491,000 to its borrowers as of December 31, 1996 and 1995, respectively, which commitments generally expire within one year.

Standby letters of credit are provided to customers to guarantee their performance, generally in the production of goods and services or under contractual commitments in the financial markets. The Bank has entered into standby letters of credit contracts with its customers totaling $632,000 at both December 31, 1996 and 1995, which generally expire within one year.

The Bank may, in the ordinary course of business, become a party to litigation involving collection matters, contract claims and other legal proceedings relating to the conduct of its business. In management's judgment, the financial position of the Bank will not be affected materially by the final outcome of any present legal proceedings.

(11)  STOCK OPTION PLAN:

The Bank's shareholders have approved a stock option plan for key employees, and entered into an employment agreement with additional options awarded to its President. The Bank accounts for the various stock option agreements in accordance with Accounting Principles Board Opinion No. 25, under which no compensation cost has been recognized.

Had compensation cost for these options been determined consistent with FASB Statement No. 123, the Bank's net income and net income per share for 1996 would have been the same because Statement No. 123 method of accounting has not been applied to the options granted prior to January 1, 1995, and no options were granted subsequent to January 1, 1995.

During 1989, the shareholders approved a stock option plan (the "Plan") for officers and key employees of the Bank. In accordance with the Plan, options for the purchase of 33,275 shares of the Bank's common stock may be granted. As of September 30, 1997, options to purchase 19,965 shares and 12,856 shares of the Bank's common stock at a price of $7.51 per share have been granted to the Bank's President and Executive Vice President, respectively. All such options are currently exercisable and expire 10 years from date of grant which was 1989. No options have been exercised through September 30, 1997. The weighted average remaining contractual life of outstanding stock options is 2.5 years.

(12)  REGULATORY CAPITAL REQUIREMENTS:

The Bank is subject to various regulatory capital requirements administered by the Federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of September 30, 1997 and December 31, 1996 and 1995, that the Bank meets all capital adequacy requirements to which it is subject.

As of December 31, 1996, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as adequately capitalized under the regulatory framework for prompt corrective action. To be categorized as adequately capitalized, the Bank must maintain minimum total risk based, Tier I risk based, and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.

The Bank's actual capital amounts and ratios are also presented in the table.


                                                                                                                 To Be Well
                                                                                                              Capitalized Under
                                                                                 For Capital                  Prompt Corrective
                                                                              Adequacy Purposes               Action Provisions
                                                        Actual                   Amount Ratio                   Amount Ratio
                                               Amount        Ratio       (Equal to or greater than)    (Equal to or greater than)

As of September 30, 1997 (Unaudited)
     Total Capital
       (to Risk Weighted Assets)              $7,993,000         14.52%      $4,403,000    8.00%        $5,504,000        10.00%
     Tier I Capital
       (to Risk Weighted Assets)              $7,332,000         13.32%      $2,201,000    4.00%        $3,302,000         6.00%
     Tier I Capital
       (to average assets)                    $7,332,000          8.69%      $3,617,000    4.00%        $4,521,000         5.00%
As of December 31, 1996-
     Total Capital
       (to Risk Weighted Assets)              $7,374,000         15.18%      $3,886,000    8.00%        $4,858,000        10.00%
     Tier I Capital
         (to Risk Weighted Assets)            $6,789,000         13.98%      $1,942,000    4.00%        $2,914,000         6.00%
     Tier I Capital
         (to Average Assets)                  $6,789,000          8.69%      $3,125,000    4.00%        $3,906,000         5.00%
As of December 31, 1995-
     Total Capital
         (to Risk Weighted Assets)            $7,061,000          9.23%      $6,120,000    8.00%        $7,650,000        10.00%
     Tier I Capital
         (to Risk Weighted Assets)            $6,561,000          8.51%      $3,084,000    4.00%        $4,626,000         6.00%
     Tier I Capital
         (to Average Assets)                  $6,561,000          9.23%      $2,843,000    4.00%        $3,554,000         5.00%


(13)  OTHER OPERATING EXPENSES:

           The components of other operating expenses are as follows:


                                                                   Nine Months Ended
                                                                       September 30,                   Years Ended December 31,

                                                                  1997            1996            1996         1995           1994
                                                                  ----            ----            ----         ----           ----
                                                                      (Unaudited)

Advertising...............................................      $  23,000       $  44,000      $ 53,000    $  112,000     $   96,000
Computer services.........................................        167,000         165,000       209,000       208,000        193,000
Regulatory, professional and other fees...................        192,000         153,000       220,000       285,000        174,000
Deposit and other insurance...............................         52,000          65,000        76,000       150,000        185,000
Office expense............................................         88,000          81,000        99,000        87,000         55,000
Equipment expense.........................................        120,000         112,000       153,000       149,000        135,000
Postage and delivery expense..............................         65,000          63,000        85,000        79,000         81,000
Loan/collection expense...................................         43,000          43,000        57,000        56,000         42,000
(Income) loss from operation of
      other real estate...................................         15,000          47,000       107,000       (11,000)        27,000
Other.....................................................        101,000         125,000       173,000       117,000         82,000
                                                                  -------         --------     --------     ---------    -----------

                                                               $  866,000      $  898,000    $1,232,000    $1,232,000     $1,070,000
                                                                =========       =========    ==========    ==========     ==========


(14)  ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS:

The following is a summary of fair value versus the carrying value of the Bank's financial instruments. For the Bank, as for most financial institutions, the bulk of its assets and liabilities are considered financial instruments. Many of the Bank's financial instruments lack an available trading market as characterized by a willing buyer and willing seller engaging in an exchange transaction. It is also the Bank's general practice and intent to hold its financial instruments to maturity and not engage in trading or sales activities. Therefore, significant estimations and present value calculations were used by the Bank for the purpose of this disclosure.

Estimated fair values have been determined by the Bank using the best available data and an estimation methodology suitable for each category of financial instruments. Financial instruments actively traded in the secondary market have been valued using available market prices.

The estimation methodologies used, the estimated fair values, and carrying values, were as follows:

                                                           December 31, 1996                  December 31, 1995
                                                   ---------------------------------- -----------------------------------
                                                      Carrying         Estimated          Carrying          Estimated
                                                        Value          Fair Value           Value          Fair Value

Cash and cash equivalents.....................        $ 10,305,000     $ 10,305,000      $ 14,108,000       $ 14,108,000
Securities available for sale.................          14,493,000       14,493,000         6,900,000          6,900,000
Securities held to maturity...................           9,630,000        9,569,000        10,635,000         10,655,000
Accrued interest receivable...................             551,000          551,000           429,000            429,000
Accrued interest payable......................             273,000          273,000           307,000            307,000
Securities sold under
  agreement to repurchase ....................           3,336,000        3,336,000         5,390,000          5,390,000


Financial instruments with stated maturities have been valued using a present value discounted cash flow with a discount rate approximating current market for similar assets and liabilities. For those loans and deposits with floating interest rates, it is assumed that estimated fair values generally approximate the recorded book balances.

                                                            December 31, 1996                   December 31, 1995
                                                   ------------------------------------ -----------------------------------
                                                        Carrying          Estimated          Carrying           Estimated
                                                         Value           Fair Value           Value            Fair Value

Gross loans...................................         $ 42,596,000       $ 42,821,000      $ 41,342,000       $ 40,934,000
Deposits......................................           69,626,000         69,524,000        64,054,000         64,116,000


There is no material difference between the notional amount and the estimated fair value of off-balance sheet unfunded loan commitments which totaled $10,581,000 and $6,491,000 at December 31, 1996 and 1995, respectively. Standby letters of credit totaling $632,000 as of both December 31, 1996 and 1995 are based on fees charged for similar agreements; accordingly, the estimated fair value of standby letters of credit is nominal. See also Note 10 for additional discussion relating to these off-balance sheet activities.

(15) STOCK DIVIDEND:

     On February 15, 1997, the Bank paid a 10% stock dividend to shareholders of record as of January 15, 1997.

(16) DEPOSITS (UNAUDITED):

     At September 30, 1997, the schedule of maturities of Certificates of Deposit is as follows:

1997......................................................           $12,818,000
1998......................................................             9,822,000
1999......................................................             2,357,000
2000......................................................             2,993,000
2001 and thereafter.......................................             1,477,000
                                                                       ---------
                                                                     $29,467,000

(17) SUBSEQUENT EVENTS (UNAUDITED):

     Agreement and Plan Of Reorganization

     On September 16, 1997, the Bank entered into an Agreement and Plan of Reorganization (the "Merger Agreement") with Lakeland Bancorp, Inc. ("Lakeland") which provides for the merger of the Bank and a newly formed subsidiary bank of Lakeland (the "Merger"). The shareholders of the Bank will be entitled to receive a specified number of shares of Lakeland common stock in exchange for each share of the Bank's common stock owned on the effective date of the Merger (the "Exchange Number"). The Exchange Number is determined by dividing $26.20 by the market value of Lakeland common stock (the "Market Value") if the Market Value is between $22.50 and $31.00 per share. If the Market Value is greater than $31.00 per share, the Merger Agreement provides that the Exchange Number will be .845. If the Market Value is less than $22.50 per share, the Exchange Number will be 1.164. Both Lakeland and the Bank have the right to terminate the Merger in the event the Market Value of Lakeland common stock is less than $22.50 per share. The Agreement and Plan of Reorganization is subject to regulatory and shareholder approval.

     Stock Option Plan

     On October 27, 1997, the Bank's President and Executive Vice President exercised all 32,821 of their stock options as described in Note 11.

                    PRO FORMA COMBINED FINANCIAL INFORMATION

     The following unaudited pro forma financial information takes into account Lakeland's pending acquisition of MSB. The Merger pursuant to which Lakeland will acquire MSB is intended to be accounted for as a pooling of interests. Under the pooling of interests method of accounting, Lakeland's consolidated financial statements will be retroactively adjusted after the Merger to combine the consolidated results of operations of Lakeland and MSB for periods prior to the Effective Time.

     The  following  unaudited  Pro Forma  Combined  Condensed  Balance Sheet of
Lakeland and MSB at September 30, 1997 gives effect to the Merger as if it had been consummated on such date, based on certain adjustments described therein.

     This Proxy Statement-Prospectus also presents unaudited Pro Forma Combined Condensed Statements of Income, covering (i) the nine months ended September 30, 1997 (the "1997 Interim Pro Forma Statement"), (ii) the nine months ended
September 30, 1996 (the "1996 Interim Pro Forma Statement"), (iii) the year ended December 31, 1996 (the "1996 Pro Forma Statement"), (iv) the year ended December 31, 1995 (the "1995 Pro Forma Statement") and (v) the year ended December 31, 1994 (the "1994 Pro Forma Statement"). These unaudited Pro Forma Combined Condensed Statements of Income reflect the following:

          The 1997 Interim Pro Forma Statement gives effect to the Merger as if such transaction had occurred on January 1, 1997. The 1997 Interim Pro Forma Statement combines the results of operations of (i) Lakeland for the nine months ended September 30, 1997 and (ii) MSB for the nine months ended September 30, 1997, subject to the adjustments described therein.

          The 1996 Interim Pro Forma Statement gives effect to the Merger as if such transaction had occurred on January 1, 1996. The 1996 Interim Pro Forma Statement combines the results of operations of (i) Lakeland for the nine months ended September 30, 1996 and (ii) MSB for the nine months ended September 30, 1996, subject to the adjustments described therein.

          The 1996 Pro Forma Statement, the 1995 Pro Forma Statement and the 1994 Pro Forma Statement give effect to the Merger as if such transaction had occurred on January 1, 1996, January 1, 1995 and January 1, 1994, respectively, and combine the results of operations of Lakeland and MSB for the years ended December 31, 1996, December 31, 1995 and December 31, 1994, respectively, subject to the adjustments described therein.

     The unaudited pro forma information presented herein has been prepared by Lakeland management based upon the historical financial statements and related notes thereto of Lakeland and MSB included herein or incorporated herein by reference. The unaudited pro forma information should be read in conjunction with such historical financial statements and notes. The Pro Forma Combined Condensed Statements of Income are not necessarily indicative of the results of operations which would have been achieved had the Merger been consummated as of the beginning of such periods for which such data are presented and should not be construed as being representative of future periods.

     These Pro Forma Combined Financial Statements are based on an Exchange Number of 0.941, as set forth in the Merger Agreement.


                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                               September 30, 1997
                                   (unaudited)

                                                    Lakeland       Metropolitan                                Pro
                                                  (historical)     (historical)    Adjustments(1)(3)          Forma
                                                                              (in thousands)
      ASSETS:

      Cash and due from banks................        $20,737           $6,105                                 $26,842
      Federal funds sold.....................          3,500            8,275                                  11,775
      Securities available for sale,
        at estimated fair value..............         78,914           23,930                                 102,844
      Securities held to maturity............         49,973            5,969                                  55,942
      Loans, net.............................        230,355           46,260                                 276,615
      Premises and equipment.................         11,364            2,515                                  13,879
      Accrued interest receivable............          3,391              587                                   3,978
      Other assets...........................            965              787                                   1,752
                                                  ----------         --------                                --------
         Total assets........................       $399,199          $94,428                                $493,627
                                                    ========          =======                                ========

      LIABILITIES AND SHAREHOLDERS' EQUITY:
      Liabilities
      Deposits...............................       $357,904          $81,914                                $439,818
      Other Liabilities......................          1,025            5,159                                   6,184
                                                   ---------          -------                               ---------
           Total liabilities.................        358,929           87,073                                 446,002
                                                     -------           ------                                 -------

      Shareholders' equity
      Common Stock...........................          8,904            3,395        $ (3,395)                 10,501
                                                                                        1,597
      Surplus................................         23,641            3,329           1,798                  28,768
      Retained earnings......................          5,883              608                                   6,491
      Unrealized gain on securities
        available for sale, net..............          1,842               23                                   1,865
                                                   ---------        ---------                               ---------
      Total shareholders' equity.............         40,270            7,355                                  47,625
                                                    --------          -------                                --------
       Total liabilities and
        shareholders' equity.................       $399,199          $94,428                                $493,627
                                                     =======           ======                                 =======

(1)  Historical and pro forma common stock outstanding as of September 30, 1997 were as follows:

                                                  Lakeland       Metropolitan                             Pro
                                                (historical)     (historical)    Adjustments(3)          Forma
                                                             (in thousands, except share amounts)

Common Stock Lakeland....................          $ 8,904                                                 $8,904
Common Stock MSB.......................                                3,395          (3,395)
     Common shares outstanding                     679,047
     Common shares times ..............
         Exchange Number(2)............            638,983                             1,597                1,597
                                              ------------      ---------------      -------              -------

Total..................................                                                                   $10,501
                                                                                                           ======

(2) Represents the common shares outstanding of MSB multiplied by an Exchange Number of 0.941.
(3) Subsequent to September 30, 1997, members of MSB's management exercised options covering 32,821 shares of MSB Common Stock which would result in an additional 30,885 shares of Lakeland Common Stock being issued in the Merger. These additional shares are not included in the share information presented in these Pro Forma Combined Financial Statements.


                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                      NINE MONTHS ENDED SEPTEMBER 30, 1997
                                   (unaudited)

                                                    Lakeland             MSB
                                                  (historical)       (historical)       Adjustment        Pro Forma
                                                            (Dollars in thousands, except per share data)

INTEREST INCOME:
  Loans and fees......................              $   14,311         $   3,066                           $   17,377
  Federal funds sold..................                     525               195                                  720
  Investment securities...............                   5,453             1,198                                6,651
                                                   -----------           -------                            ---------
     Total interest income............                  20,289             4,459                               24,748
                                                    ----------           -------                             --------

INTEREST EXPENSE:
  Deposits................................               7,860             1,652                                9,512
  Borrowed money..........................                  10               104                                  114
                                                  ------------          --------                           ----------

     Total interest expense...............               7,870             1,756                                9,626
                                                    ----------           -------                            ---------

     Net interest income..................              12,419             2,703                               15,122

PROVISION FOR POSSIBLE LOAN
  LOSSES..................................                 157               134                                  291
                                                   -----------           -------                           ----------

   Net interest income after provision
      for possible loan losses............              12,262             2,569                               14,831
   Other income...........................               1,785               404                                2,189
   Other expenses.........................               8,123             2,270                               10,393
                                                    ----------           -------                            ---------

    INCOME BEFORE INCOME
       TAXES..............................               5,924               703                                6,627
INCOME TAXES..............................               2,022               161                                2,183
                                                    ----------          --------                            ---------
NET INCOME................................         $     3,902         $     542                           $    4,444
                                                    ==========          ========                            =========

Per Share Data:
Net income per common share...............      $        1.10         $      .80                       $        1.06
Average number of common shares...........           3,555,003           679,047           (40,064)         4,193,986



                                   PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                                         NINE MONTHS ENDED SEPTEMBER 30, 1996
                                                     (unaudited)

                                                    Lakeland              MSB
                                                  (historical)        (historical)      Adjustment        Pro Forma
                                                          (Dollars in thousands, except for per share data)

INTEREST INCOME:
     Loans and fees.......................          $  13,086          $     2,677                        $    15,763
     Federal funds sold...................                402                  179                                581
     Investment securities................              5,474                  987                              6,461
                                                       ------           ----------                         ----------
        Total interest income.............             18,962                3,843                             22,805
                                                       ------           ----------                          ---------

INTEREST EXPENSE:
     Deposits.............................              7,248                1,432                              8,680
     Borrowed money.......................             -                       128                                128
                                                  -----------          -----------                         ----------

       Total interest expense.............              7,248                1,560                              8,808
                                                    ---------           ----------                          ---------

       Net interest income................             11,714                2,283                             13,997

PROVISION FOR POSSIBLE LOAN
  LOSSES..................................                169                  154                                323
                                                   ----------          -----------                         ----------
     Net interest income after
       provision for possible loan losses              11,545                2,129                             13,674
     Other income.........................              1,581                  329                              1,910
     Other expenses.......................              7,225                2,149                              9,374
                                                    ---------           ----------                         ----------

      INCOME BEFORE INCOME
        TAXES.............................              5,901                  309                              6,210
INCOME TAXES..............................              2,021                   51                              2,072
                                                    ---------          -----------                         ----------
NET INCOME................................      $       3,880          $       258                      $       4,138
                                                 ============           ==========                         ==========

Per Share Data:
Net income per common share...............     $        1.11         $        .38                       $        1.00
Average number of common shares...........          3,503,985              679,047          (40,064)        4,142,968




                                   PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                                             YEAR ENDED DECEMBER 31, 1996
                                                     (unaudited)

                                                       Lakeland               MSB
                                                     (historical)        (historical)         Adjustment           Pro Forma
                                                                    (Dollar in thousands, except per share data)
INTEREST INCOME:
  Loans and fees............................         $  17,790            $   3,633                              $  21,423
  Federal funds sold........................               488                  253                                    741
  Investment securities.....................             7,197                1,351                                  8,548
                                                       -------                -----                               --------
       Total interest income................            25,475                5,237                                 30,712
                                                        ------               ------                                -------

INTEREST EXPENSE:
Deposits....................................             9,696                1,918                                 11,614
Borrowed money..............................                 -                  174                                    174
                                                     ---------               ------                               --------

     Total interest expense.................             9,696                2,092                                 11,788
                                                         -----               ------                                 ------

     Net interest income....................            15,779                3,145                                 18,924

PROVISION FOR POSSIBLE LOAN
  LOSSES....................................               534                  374                                    908
                                                      --------               ------                               --------
     Net interest income after
        provision for possible loan losses..            15,245                2,771                                 18,016
     Other income...........................             2,234                  457                                  2,691
     Other expenses.........................             9,784                2,908                                 12,692
                                                       -------               ------                                -------

       INCOME BEFORE INCOME
          TAXES.............................             7,695                  320                                  8,015
INCOME TAXES................................             2,634                   31                                  2,665
                                                       -------             --------                               --------
NET INCOME..................................          $  5,061             $    289                              $   5,350
                                                       =======              =======                               ========

Per share data:
Net income per common share-primary.........      $       1.44            $      .43                          $       1.29
Average number of common shares.............         3,513,088                679,047           (40,064)         4,152,071



                                   PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                                             YEAR ENDED DECEMBER 31, 1995
                                                     (unaudited)

                                                   Lakeland              MSB
                                                 (historical)        (historical)         Adjustment          Pro Forma
                                                              (Dollars in thousands, except per share data)

INTEREST INCOME:
Loans and fees..............................      $  15,917           $  3,767                                 $ 19,684
Federal funds sold..........................            556                152                                      708
Investment securities.......................          7,375              1,189                                    8,564
                                                    -------          ---------                                  -------
     Total interest income..................         23,848              5,108                                   28,956
                                                     ------          ---------                                   ------

INTEREST EXPENSE:
Deposits....................................          9,101              1,903                                   11,004
Borrowed money..............................             13                227                                      240
                                                  ---------         ----------                                  -------

         Total interest expense.............          9,114              2,130                                   11,244
                                                    -------          ---------                                   ------

         Net interest income................         14,734              2,978                                   17,712

PROVISION FOR POSSIBLE LOAN
  LOSSES..................................              129                228                                      357
                                                   --------          ---------                                  -------
      Net interest income after
       provision for loan losses............         14,605              2,750                                   17,355
      Other income..........................          1,983                452                                    2,435
      Other interest expenses...............          9,505              2,696                                   12,201
                                                    -------             ------                                   ------

   INCOME BEFORE INCOME
     TAXES.................................           7,083                506                                    7,589
INCOME TAXES...............................           2,287                 65                                 $  2,352
                                                    -------           --------                                  -------
NET INCOME.................................    $      4,796        $       441                                 $  5,237
                                                    =======         ==========                                  =======

Per share data:
Net income per common share.................   $        1.39       $       .65                                $    1.28
Average number of common shares.............      3,454,682            679,047                (40,064)        4,093,665




                                   PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                                             YEAR ENDED DECEMBER 31, 1994
                                                     (unaudited)

                                                   Lakeland               MSB
                                                 (historical)         (historical)          Adjustment             Pro Forma
                                                                  (Dollars in thousands, except per share data)

INTEREST INCOME:
Loans and fees...............................      $  13,752              $  3,503                                $  17,255
Federal funds sold...........................            326                   136                                      462
Investment securities........................          8,106                   874                                    8,980
                                                     -------                   ---                                  -------
         Total interest income...............         22,184                 4,513                                   26,697
                                                      ------                 -----                                   ------

INTEREST EXPENSE:
Deposits....................................           7,604                 1,578                                    9,182
Borrowed money..............................               3                   111                                      114
                                                  ----------              --------                                  -------

         Total interest expense.............           7,607                 1,689                                    9,296
                                                       -----                 -----                                    -----

         Net interest income................          14,577                 2,824                                   17,401

PROVISION FOR POSSIBLE LOAN
  LOSSES....................................             225                   345                                      570
                                                    --------              --------                                  -------
         Net interest income after
            provision for loan losses.......          14,352                 2,479                                   16,831
         Other income.......................           1,912                   313                                    2,225
         Other expenses.....................           9,258                 2,308                                   11,566
                                                    --------               -------                                   ------

   INCOME BEFORE INCOME
      TAXES.................................           7,006                   484                                    7,490
INCOME TAXES................................           2,175                    57                                    2,232
                                                    --------             ---------                                 --------
NET INCOME..................................       $   4,831           $       427                                $   5,258
                                                    ========              ========                                 ========

Per share data:
Net income per common share.................    $       1.41           $       .69                            $       1.31
Average number of common shares.............       3,419,617               622,031           (36,700)             4,004,948
